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                                                                    EXHIBIT 23.1



                      CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statement of Aavid Thermal Technologies, Inc. (the "Company") on this Form S-8 of our report dated February 23, 1996 on our audit of the consolidated financial statements of Aavid Thermal Technologies, Inc. as of December 31, 1995 and for the year then ended which report is included in the Company's Report on Form 10-K filed with the Securities and Exchange Commission. We also consent to the reference to our firm under the caption "Experts."


                                        /s/ COOPERS & LYBRAND L.L.P.


Boston, Massachusetts
April 27, 1998